

The LGL Group, Inc.

(AMEX: LGL)

Q1 2012 Earnings Report

May 15, 2012 – 10:00 a.m. ET

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. These risks and uncertainties are described in more detail in The LGL Group's filings with the Securities and Exchange Commission.

In addition, non-GAAP financial measures may be presented. Management believes the non-GAAP financial information provided is useful to investors' understanding and assessment of our ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Corporate Snapshot

Publicly traded global corporation

Formed in 1917
IPO in 1946
MtronPTI subsidiary 1965

$34 million	TTM annual revenue March 31, 2012
Global revenue	50% overseas
$7.50	Stock price 5/14/2012
$13.35	52-week high
$19.5 million	market capitalization
$13.4 million	available cash March 31, 2012
$2.1 billion	total annual worldwide market

Q1 2012 Results

$7.2M	revenues
(20%)	down compared to Q1 2011
22.3%	gross margin
(10)	percentage point change compared to Q1 2011
($0.23)	loss per share

New orders soft for both the Telecom and MISA segments

$8.9M	backlog at end of Q1 2012, compared to
$8.6M	end of Q4 2011

Held all major clients… ***Increased*** *position at some*
Generating cash from operations
Engineering backlog robust

Customers consistently report MtronPTI ***leads in service***

Business Cycle Factors

Overall weak macroeconomic climate

major clients and prospects sit on the sidelines

delay microelectronics expense

Newer technologies (ex. 4G) taking longer to coalesce

further delaying orders

Key competitors impacted as well

believe we've held share; gained in some

Analysts suggest semiconductor recovery second half of 2012

Positioned well to benefit from this anticipated pick-up

Strong operating leverage

PC Mag.com, April 30, 2012

MORE GROWTH FORECAST for 2012

"The current semiconductor cycle, which started mid-2011, will bottom out in the second quarter of 2012 and fab utilization rates will pick up and accelerate in the second half of this year," IDC analyst Mali Venkatesan said. "Overall, IDC expects 2012 semiconductor revenue growth to be in the 6 to 7 percent range."

For example: 4G / LTE

What will drive 4G / LTE growth?

Carrier competition
Continued shift to smart phones
Tablets wireless ready

⇨ ***Primary internet connection becoming wireless***



Worldwide Cellular Infrastructure Spend
$1,600 M
$1,400 M
$1,200 M
$1,000 M
$800 M
$600 M
$400 M
$200 M
$0 M
2011
2012E
2013E
2014E
Leap Wireless
MetroPCS
US Cellular
Clearwire
Sprint
T-Mobile USA
AT&T
Verizon

Source: J.P Morgan estimates

More data + more cells = more timing control

Data vs. voice: >300X data growth rate[1]
Femto cell: 3.2 M_{2012} to 62.4 M_{2016} – 2000%
88% of all base stations[2]

Timing solutions required every step of the way:
>10 instances user to cloud[3]



MtronPTI Engineering Projects Projected Revenue
Q3 2012 to Q3 2013
Telecom 62%
Military 19%
Commercial, 7%
Public Safety, 6%
Avionics, 5%
Space, 1%

[1] February 28, 2012 – Informa Telecoms & Media:
"Small cells to make up almost 90% of all base stations by 2016"
[2] http://investor.shareholder.com/jpmorganchase/releasedetail.cfm?releaseid=586960
[3] MtronPTI company estimate

Quarterly Income Trend



Quarterly Income Statement Trends
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
$7.2
$7.3
$9.2
$10.7
$12.5
$12.4
$11.0
$9.0
$9.7
$9.6
$7.4
$7.2
19.8%
19.5%
31.6%
34.1%
36.3%
37.6%
31.7%
32.6%
31.8%
28.0%
27.9%
22.3%
-8.2%
-8.2%
6.4%
13.0%
20.6%
18.9%
11.3%
6.6%
8.0%
3.5%
4.1%
-9.2%
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Revenue
Gross Margin
EBITDA Margin

Decrease in revenue and challenges in factory costs drove gross margin down and impacted EBITDA margin.

Modest increase in backlog



Order Backlog
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
+3%
$8.6
$8.9

Positive book to bill ratio for Q1 2012 led to modest 3% increase in backlog compared to Q4 2011

Solid Capital Position

Capital Position as of March 31, 2012

Total Assets	$	32.1M
Net Working Capital		17.2M
Cash Adjusted Working Capital		7.3M
Cash and Cash Equivalents		13.4M
Total Debt		3.3M
Shareholder's Equity		25.1M
Available Lines of Credit	$	2.0M

Balance sheet remains strong, well-positioned to weather the cycle

Significant capital flexibility to gain benefits of strong operating leverage when cycle turns

Generated $131K of cash from operations during Q1 2012

GAAP to Non-GAAP Reconciliation

Computation of Adjusted Working Capital:

(000's)		As of 3/31/2012
Accounts receivable, net	$	3,807
Inventory, net		5,840
Less: accounts payable		(2,392)
Adjusted working capital	**$**	**7,255**

The Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Working through cycle toward growth

- Major clients reporting market softness
- Repeat orders from existing contracts sluggish
- Semiconductor industry predicting **growth in H2**
- **Solid working capital position**
- **Strong design backlog** for engineering
- Starting to see **modest improvement in backlog**

Visit us:

www.lglgroup.com
www.mtronpti.com

Contact us:

Greg Anderson, President and CEO
(e-mail: ganderson@lglgroup.com)

LaDuane Clifton, Chief Accounting Officer
(e-mail: lclifton@lglgroup.com)

Voice: (407) 298-2000